UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported):
February 4, 2025

 FORTINET, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-34511	77-0560389
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
909 Kifer Road
Sunnyvale, CA 94086
(Address of principal executive offices, including zip code)
(408) 235-7700
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Exchange Act:

(Title of each class)	(Trading Symbol)	(Name of exchange on which registered)
Common Stock, $0.001 Par Value	FTNT	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company    ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.    ☐

Item 2.02 Results of Operations and Financial Condition.

On February 6, 2025, Fortinet, Inc. (the “Company”) issued a press release reporting its financial results for the fourth quarter and year ended December 31, 2024. A copy of the press release is furnished herewith as Exhibit 99.1 and is incorporated herein by reference.
This information shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.
Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On February 4, 2025, Keith Jensen, Fortinet’s Chief Financial Officer, age 66, notified the Company that he intends to retire on May 15, 2025 after approximately 11 years of service in various roles at the Company (the “Retirement”). Following the Retirement, Mr. Jensen will continue to provide service to the Company through June 30, 2025 to support a smooth transition. The Company extends its gratitude to Mr. Jensen for his years of service on behalf of the Company. Mr. Jensen’s decision to retire was not the result of any disagreement with the Company.

Effective as of and contingent upon the Retirement, the Company intends to appoint Christiane Ohlgart, age 57, to serve as Chief Financial Officer of the Company (including as its Principal Financial Officer). Ms. Ohlgart will remain as the Company’s Principal Accounting Officer.

Ms. Ohlgart has served as Chief Accounting Officer of the Company since March 2024. From September 2021 to March 2024, Ms. Ohlgart served as Chief Financial Officer at IGEL Technology (“IGEL”), a secure access operating system developer. Prior to IGEL, from November 2016 to September 2021, Ms. Ohlgart served as VP Finance at the Company. Ms. Ohlgart has also previously served as SVP Finance and Treasurer at Syapse, Inc., a digital health company that delivers drug lifecycle, medical practice and medical society insights, from May 2016 to October 2016. Prior to Syapse, from August 2014 to April 2016, Ms. Ohlgart served as VP Finance of Intermedia.net, Inc., a cloud-based communication platform. Ms. Ohlgart also previously held the position of Chief Financial Officer at SAP SuccessFactors, a global provider of cloud-based human experience management software, from August 2013 to July 2014. Ms. Ohlgart holds a Master’s Degree in Computer Science and Business Administration from the Technical University of Karlsruhe.

Changes to Ms. Ohlgart’s compensation, if any, as a result of her appointment as Chief Financial Officer have not yet been determined. If Ms. Ohlgart’s compensation is changed as a result of her appointment as Chief Financial Officer, the Company will file an amendment to this Form 8-K to disclose any such changes after they are determined.

There are no arrangements or understandings between Ms. Ohlgart and any other persons, pursuant to which she is expected to be appointed as Chief Financial Officer, no family relationships among any of the Company’s directors or executive officers and Ms. Ohlgart, and she has no direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

Item 9.01 Financial Statements and Exhibits.
(d) Exhibits

Exhibit No.	Description
99.1	Press release dated February 6, 2025
104	Cover Page Interactive Data File - the cover page for this Current Report on Form 8-K is formatted in iXBRL

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Fortinet, Inc.

Date: February 6, 2025	By:	/s/ JOHN WHITTLE
John Whittle
Chief Operating Officer